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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MedCath Corporation on Form S-1 of our report on MedCath Holdings, Inc. dated April 23, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data and Other Information" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina
May 2, 2001